Exhibit 10.5

MIDDLE KINGDOM ALLIANCE CORPORATION

December 19, 2006

Primus Capital LLC

333 Sandy Springs Circle, Ste 223

Atlanta, GA 30328

Michael Marks

35125 CITIC Square

1168 Nanjing Road West

Shanghai, China 200041

MTP Holdings Ltd.

Room 804, Hong Kong Plaza

283 Huaihai Zhong Road,

Shanghai 200021, P.R. China

Allan Shu Cheuk Lam

82-9133 Bayview Avenue

Richmond Hill

Ontario L4B 4V6

Canada

Gentlemen:

This letter will confirm our agreement that, commencing on the effective date (“Effective Date”) of the registration statement for the initial public offering (“IPO”) of the securities of Middle Kingdom Alliance Corporation (the “Company”) and continuing (i) until the consummation by the Company of a “Business Combination” (as described in the Company’s IPO prospectus), OR (ii) the later of (a) 18 months from commencement of the IPO if the Company does not effect a Business Combination, or (b) 24 months from the consummation of the IPO if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months of commencement of the IPO and the Company has not effected a Business Combination, the above entities and individuals shall make available to the Company certain office and secretarial services as may be required by the Company from time to time. In exchange therefore, the Company shall allocate among Primus Capital LLC, Michael Marks, MTP Holdings LLC and Allan Lam the sum of $7,500 per month on the Effective Date and continuing monthly thereafter, as directed by the parties.

Very truly yours,

MIDDLE KINGDOM ALLIANCE CORP.

By:	/s/ Bernard J. Tanenbaum III
Bernard J. Tanenbaum III, CEO

AGREED TO AND ACCEPTED BY:

/s/ Bernard J. Tanenbaum III
PRIMUS CAPITAL, LLC
By:	Bernard J. Tanenbaum III, Chief Executive Officer

/s/ Michael Marks
MICHAEL MARKS

/s/ Alex Chun Yao
MTP HOLDINGS LTD.
By:	Alex Chun Yao, Director

/s/ Allan Shu Cheuk Lam
ALLAN SHU CHEUK LAM

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